Exhibit 99.1

Trulieve Reports Third Quarter 2022 Results and

Drives Forward Progress on Strategic Vision

•	Revenue increased 34% year over year to $301 million with GAAP gross margin of 56%

•	Industry leading U.S. retail network of 176 dispensaries, supported by over 4 million square feet of cultivation and processing capacity

•	Capital, data, distribution and scaled capacity position Trulieve for Cannabis 2.0

Tallahassee, FL – November 9, 2022 – Trulieve Cannabis Corp. (CSE: TRUL) (OTCQX: TCNNF) (“Trulieve” or “the Company”), a leading and top-performing cannabis company in the U.S., today announced its results for the quarter ended September 30, 2022. Results are reported in U.S. dollars and in accordance with U.S. Generally Accepted Accounting Principles unless otherwise indicated. Numbers may not sum perfectly due to rounding.

Q3 2022 Financial and Operational Highlights*

•	Grew revenue by 34% year over year to $301 million, with 94% of revenue from retail sales.

•	Achieved GAAP gross margin of 56%, with gross profit of $168 million.

•

Reported net loss of $115 million. Adjusted net income of $4 million* excludes $26 million of transaction, acquisition, integration, and other non-recurring charges; $93 million in asset impairments, disposals and discontinued operations, primarily associated with the strategic repositioning away from margin dilutive and cash flow negative assets through the closure of dispensaries in California, redundant cultivation in Florida and the exit of wholesale operations in Nevada.

•	Generated adjusted EBITDA of $99 million*, or 33% margin.

•	Ended the third quarter with $114 million in cash.

•	Invested $38 million in capital expenditures. Expect significant decline in supply chain investments in 2023 following a multi-year investment cycle to support future growth.

•	Coordinated response efforts for Hurricane Ian. Deployed mobile tech and operational teams to deliver supplies and donations, assist recovery efforts, and restore operations.

•

Expanded market leading retail positions in Arizona, Florida, and West Virginia, with 11 new dispensary openings, including the first Trulieve branded store in Arizona, in the Roosevelt Row neighborhood of Phoenix.

•	Increased utilization at new indoor 750K square foot cultivation facility in Florida, allowing for lower production costs and banking of legacy capacity for future use.

•	Commenced cultivation operations in Georgia to support production of low THC oil products for retail launch in early 2023.

•

Rolled out customer data platform in Arizona and Pennsylvania while deepening capabilities in Florida. Continue to refine our digital customer journey using AI driven technology and integrated commerce capabilities.

•	Contributed to the Smart and Safe Florida campaign, which aims to legalize adult use marijuana in Florida through a ballot initiative in November 2024.

*	See “Non-GAAP Financial Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.

Recent Developments

•	Launched Khalifa Kush Cannabis products exclusively in Florida at Trulieve dispensaries in October.

•	Expanded retail network in core markets with two new dispensaries in Arizona and Florida.

•	Rebranded Glendale, Arizona dispensary. Plan to rebrand additional Arizona locations ahead of peak tourism and sporting events in February and March 2023.

•	Awarded cannabis cultivation license in Connecticut which allows for two additional dispensaries.

•	Currently operate 178 retail dispensaries and over 4 million square feet of cultivation and processing capacity in the United States.

Management Commentary

“Our team demonstrated tremendous flexibility and cross functional capabilities during the third quarter” said Kim Rivers, Trulieve CEO. “We navigated macroeconomic pressure, changes to dosing limits in our core state of Florida, and the impact of Hurricane Ian while making further progress streamlining the organization.”

Rivers continued, “U.S. cannabis has significant white space ahead, with many states yet to implement medical or adult use programs and a growing appetite for substantive federal reform. Trulieve has been preparing for this next phase of industry evolution for years, building our regional hub strategy, scaling cutting edge cultivation and manufacturing capacity, expanding our leading retail platform, investing in data technology and perfecting the customer journey.”

Outlook

We anticipate fourth quarter results will be influenced by holiday retail performance and promotional activity across core markets during the latter half of the quarter. Based on our performance year to date and current trends, we are targeting the low end of 2022 guidance of $1.25 billion to $1.3 billion in revenue and $415 million to $450 million in Adjusted EBITDA.

Financial Highlights*

Results of Operations	For the Three Months Ended					For the Nine Months Ended
(Figures in millions and % change based on these figures)	September 30, 2022	September 30, 2021	change	June 30, 2022	change	September 30, 2022	September 30, 2021	change
Revenue	$301	$224	34%	$319	-6%	$938	$633	48%
Gross Profit	$168	$154	9%	$184	-9%	$532	$434	23%
Gross Margin %	56%	69%		58%		57%	69%
Adjusted Gross Profit	$172	$155	11%	$184	-6%	$541	$441	23%
Adjusted Gross Margin %	57%	69%		58%		58%	70%
Operating Expenses	$196	$88	123%	$143	37%	$488	$219	123%
Operating Expenses %	65%	39%		45%		52%	35%
Net Income (Loss)**	$(115)	$19	—	$(22)	—	$(169)	$90	—
Net Income (Loss) Continuing Ops	$(77)	$19	—	$(22)	—	$(129)	$90	—
Adjusted Net Income (Loss)	$4	$36	-90%	$(1)	—	$5	$122	—
Diluted Shares Outstanding	189	137		187		188	131
EPS Continuing Ops	$(0.41)	$0.14	—	$(0.11)	—	$(0.68)	$0.68	—
Adjusted EPS	$0.02	$0.26	-92%	$0.00	—	$0.03	$0.91	—
Adjusted EBITDA	$99	$98	1%	$111	-11%	$315	$284	11%
Adjusted EBITDA Margin %	33%	44%		35%		34%	45%

*	See “Non-GAAP Financial Measures” below for additional information and a reconciliation to GAAP for all Non-GAAP metrics.
**	Includes discontinued operations.

Conference Call

The Company will host a conference call and live audio webcast on November 9, 2022, at 5:30 P.M. Eastern time, to discuss its third quarter 2022 financial results. Interested parties can join the conference call by dialing in as directed below. Please dial in 15 minutes prior to the call.

North American toll free: 1-888-254-3590

International: 1-786-789-4797

A live audio webcast of the conference call will be available at: https://app.webinar.net/xX6Q5JE71z3

A powerpoint presentation and archived replay of the webcast will be available at https://investors.trulieve.com/events-presentations

The Company’s Form 10-Q for the quarter ended September 30, 2022, will be available on the SEC’s website or at https://investors.trulieve.com/financial-information/quarterly-results. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes will be available under the Company’s profile on SEDAR and on its website at https://investors.trulieve.com/financial-information/quarterly-results. This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Trulieve Cannabis Corp.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$114,468	$230,085
Restricted cash	—	3,013
Accounts receivable, net	11,309	8,563
Inventories, net	301,239	209,943
Notes receivable - current portion	715	1,530
Prepaid expenses and other current assets	62,068	68,145
Assets associated with discontinued operations	2,838	3,615

Total current assets	492,637	524,894
Property and equipment, net	795,506	779,413
Right of use assets - operating, net	100,864	111,723
Right of use assets - finance, net	75,305	66,764
Intangible assets, net	1,027,058	1,081,240
Goodwill	791,495	765,358
Notes receivable, net	12,059	12,147
Other assets	21,531	17,640
Long-term assets associated with discontinued operations	4,503	52,167

TOTAL ASSETS	$3,320,958	$3,411,346

LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	87,773	93,801
Income tax payable	4,681	28,084
Deferred revenue	6,385	7,168
Notes payable - current portion, net	4,823	10,052
Operating lease liabilities - current portion	10,779	10,020
Finance lease liabilities - current portion	8,719	6,185
Construction finance liabilities - current portion	1,137	991
Contingencies	25,590	13,017
Liabilities associated with discontinued operations	390	92

Total current liabilities	150,277	169,410
Long-term liabilities:
Notes payable	7,942	6,456
Private placement notes, net	540,301	462,929
Warrant liabilities	268	2,895
Operating lease liabilities	110,625	107,570
Finance lease liabilities	75,011	65,244
Construction finance liabilities	182,257	175,198
Deferred tax liabilities	220,206	241,882
Other long-term liabilities	8,616	8,400
Long-term liabilities associated with discontinued operations	14,575	23,989

TOTAL LIABILITIES	1,310,078	1,263,973

Commitments and contingencies (see Note 22)
SHAREHOLDERS’ EQUITY
Common stock, no par value; unlimited shares authorized. 185,880,209 issued and outstanding as of September 30, 2022 and 180,504,172 issued and outstanding as of December 31, 2021.	—	—
Additional paid-in-capital	2,041,748	2,008,100
Accumulated (deficit) earnings	(31,299)	137,721
Non-controlling interest	431	1,552

TOTAL SHAREHOLDERS’ EQUITY	2,010,880	2,147,373

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,320,958	$3,411,346

Trulieve Cannabis Corp.

Condensed Consolidated Statements of Operations and

Comprehensive (Loss) Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenues, net of discounts	$300,793	$224,092	$937,612	$633,037
Cost of goods sold	132,760	70,147	405,278	199,345

Gross profit	168,033	153,945	532,334	433,692
Expenses:
Sales and marketing	75,915	51,724	224,026	142,858
General and administrative	37,646	28,223	104,840	55,874
Depreciation and amortization	30,190	7,728	88,645	19,829
Impairment and disposal of long-lived assets, net	52,035	(5)	70,151	(5)

Total expenses	195,786	87,670	487,662	218,556

(Loss) Income from operations	(27,753)	66,275	44,672	215,136
Other income (expense):
Interest expense, net	(19,264)	(6,145)	(56,815)	(20,693)
Change in fair value of derivative liabilities - warrants	365	—	2,627	—
Impairment and disposal of non-operating assets, net	(2,604)	—	(6,004)	—
Other income (expense), net	448	89	3,016	385

Total other expense	(21,055)	(6,056)	(57,176)	(20,308)

(Loss) Income before provision for income taxes	(48,808)	60,219	(12,504)	194,828
Provision for income taxes	28,199	41,603	116,742	105,254

Net (loss) income from continuing operations and comprehensive (loss) income	(77,007)	18,616	(129,246)	89,574
Net loss from discontinued operations, net of tax benefit of $12,981, $-, $14,439, and $-, respectively	(38,065)	—	(42,329)	—

Net (loss) income	(115,072)	18,616	(171,575)	89,574

Less: Net loss and comprehensive loss attributable to non-controlling interest from continuing operations	(518)	—	(2,555)	—

Net (loss) income and comprehensive (loss) income attributable to common shareholders	$(114,554)	$18,616	$(169,020)	$89,574

Net (loss) income per share - Continuing operations:
Basic	$(0.41)	$0.15	$(0.68)	$0.73
Diluted	$(0.41)	$0.14	$(0.68)	$0.68
Net loss per share - Discontinued operations:
Basic and diluted	$(0.20)	—	$(0.23)	—
Weighted average number of common shares used in computing net (loss) income per share:
Basic	188,597,094	128,146,298	187,549,359	122,983,729

Diluted	188,597,094	136,909,266	187,549,359	130,927,083

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we supplement our results with non-GAAP financial measures, including adjusted EBITDA, adjusted gross profit, adjusted net income (loss), adjusted net income (loss) per diluted share. Our management uses these non-GAAP financial measures in conjunction with GAAP financial measures to evaluate our operating results and financial performance. We believe these measures are useful to investors as they are widely used measures of performance and can facilitate comparison to other companies. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with GAAP financial performance measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP.

Reconciliation of Non-GAAP Adjusted EBITDA

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP Adjusted EBITDA, for each of the periods presented:

	For the Three Months Ended			For the Nine Months Ended
(Amounts expressed in millions of United States dollars)	September 30, 2022	September 30, 2021	June 30, 2022	September 30, 2022	September 30, 2021
Net Income (Loss) GAAP	$(114.6)	$18.6	$(22.5)	$(169.0)	$89.6
Add (Deduct) Impact of:
Interest Expense, net	$19.3	$6.1	$19.7	$56.8	$20.7
Provision For Income Taxes	$28.2	$41.6	$45.4	$116.7	$105.3
Depreciation and Amortization	$30.2	$7.7	$30.0	$88.6	$19.8
Depreciation in COGS	$14.6	$5.7	$13.8	$39.1	$14.4
EBITDA	$(22.3)	$79.8	$86.4	$132.3	$249.7
Impairment and Disposal of Long-lived Assets, net	$52.0	$0.0	$4.3	$70.2	$0.0
Results of Discontinued Operations	$38.1	$0.0	$1.9	$42.3	$0.0
Acquisition and Transaction Costs	$7.0	$11.1	$7.0	$17.2	$14.3
Integration and Transition Costs	$6.7	$0.8	$5.1	$17.1	$2.7
Other Non-Recurring Costs	$1.9	$0.2	$3.5	$11.6	$1.6
Share-Based Compensation and Related Premiums	$4.3	$4.9	$5.7	$14.6	$6.4
Legislative Campaign Contributions	$10.0	$0.0	$0.0	$10.0	$0.0
Impairment and Disposal of Non-Operating Assets, net	$2.6	$0.0	$0.7	$6.0	$0.0
Inventory Step Up Fair Value	$0.0	$0.7	$0.6	$1.0	$3.2
Covid Related Expenses	$0.2	$0.5	$0.2	$0.8	$6.0
Other Expense (Income), net	$(0.4)	$(0.1)	$(1.7)	$(3.0)	$(0.4)
Fair Value of Derivative Liabilities - Warrants	$(0.4)	$0.0	$(1.4)	$(2.6)	$0.0
Results of Entities Not Legally Controlled	$(0.9)	$0.0	$(1.1)	$(1.9)	$0.0
Adjusted EBITDA Non-GAAP	$98.8	$98.0	$111.3	$315.5	$283.7

Reconciliation of Non-GAAP Adjusted Gross Profit

The following table presents a reconciliation of GAAP gross profit to non-GAAP adjusted gross profit, for each of the periods presented:

	For the Three Months Ended			For the Nine Months Ended
(Amounts expressed in millions of United States dollars)	September 30, 2022	September 30, 2021	June 30, 2022	September 30, 2022	September 30, 2021
Gross Profit GAAP	$168.0	$153.9	$183.8	$532.3	$433.7
Gross Margin % GAAP	56%	69%	58%	57%	69%
Add (Deduct) Impact of:
Inventory Step Up Fair Value	$0.0	$0.7	$0.6	$1.0	$3.2
Transaction, Acquisition, and Integration Costs	$3.8	$0.4	$(0.8)	$7.4	$3.9
Adjusted Gross Profit Non-GAAP	$171.9	$155.0	$183.7	$540.8	$440.8
Adjusted Gross Margin % Non-GAAP	57%	69%	58%	58%	70%

Reconciliation of Non-GAAP Adjusted Net Income

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP adjusted net income, for each of the periods presented:

	For the Three Months Ended			For the Nine Months Ended
(Amounts expressed in millions of United States dollars)	September 30, 2022	September 30, 2021	June 30, 2022	September 30, 2022	September 30, 2021
Net Income (Loss) GAAP	$(114.6)	$18.6	$(22.5)	$(169.0)	$89.6
Add (Deduct) Impact of:
Share-Based Compensation Related Premiums	$0.0	$4.2	$0.0	$0.0	$4.2
Fair Value of Derivative Liabilities - Warrants	$(0.4)	$0.0	$(1.4)	$(2.6)	$0.0
Inventory Step Up Fair Value	$0.0	$0.7	$0.6	$1.0	$3.2
Transaction, Acquisition, and Integration Costs	$25.5	$12.2	$15.6	$55.9	$18.7
Covid Related Expenses	$0.2	$0.5	$0.2	$0.8	$6.0
Impairment and Disposal of Non-Operating Assets, net	$2.6	$0.0	$0.7	$6.0	$0.0
Impairment and Disposal of Long-lived Assets, net	$52.0	$0.0	$4.3	$70.2	$0.0
Results of Discontinued Operations	38.1	$0.0	$1.9	$42.3	$0.0
Adjusted Net Income (Loss) Non-GAAP	$3.5	$36.2	$(0.6)	$4.6	$121.7

Reconciliation of Non-GAAP Adjusted Earnings Per Share

The following table presents a reconciliation of GAAP earnings (loss) per share to non-GAAP adjusted earnings per share, for each of the periods presented:

	For the Three Months Ended			For the Nine Months Ended
(Amounts expressed in millions of United States dollars)	September 30, 2022	September 30, 2021	June 30, 2022	September 30, 2022	September 30, 2021
Earnings (Loss) Per Share GAAP	$(0.61)	$0.14	$(0.12)	$(0.90)	$0.68
Add (Deduct) Impact of:
Share-Based Compensation Related Premiums	$0.00	$0.03	$0.00	$0.00	$0.03
Fair Value of Derivative Liabilities - Warrants	$(0.00)	$0.00	$(0.01)	$(0.01)	$0.00
Inventory Step Up Fair Value	$0.00	$0.01	$0.00	$0.01	$0.02
Transaction, Acquisition, and Integration Costs	$0.14	$0.09	$0.08	$0.30	$0.14
Covid Related Expenses	$0.00	$0.00	$0.00	$0.00	$0.05
Impairment and Disposal of Non-Operating Assets, net	$0.01	$0.00	$0.00	$0.03	$0.00
Impairment and Disposal of Long-lived Assets, net	$0.28	$0.00	$0.02	$0.37	$0.00
Results of Discontinued Operations	$0.20	$0.00	$0.01	$0.23	$0.00
Adjusted Earnings Per Share Non-GAAP	$0.02	$0.27	$0.00	$0.03	$0.93

Forward-Looking Statements

This news release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the Company’s expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs and include statements regarding the Company’s expected revenue and adjusted EBITDA for fiscal 2022, its plans for streamlining operations and navigating short term headwinds, and its beliefs as to its positioning for cannabis 2.0. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends that management believes might affect its financial condition, results of operations, business strategy and financial needs, and on certain assumptions and analysis made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein, including, without limitation, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our periodic reports subsequently filed with the United Sates Securities and Exchange Commission and in the Company’s filings on SEDAR at www.sedar.com. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise.

About Trulieve

Trulieve is an industry leading, vertically integrated cannabis company and multi-state operator in the U.S., with established hubs in the Northeast, Southeast, and Southwest, anchored by leading market positions in Arizona, Florida, and Pennsylvania. Trulieve is poised for accelerated growth and expansion, building scale in retail and distribution in new and existing markets through its hub strategy. By providing innovative, high-quality products across its brand portfolio, Trulieve delivers optimal customer experiences and increases access to cannabis, helping patients and customers to live without limits. Trulieve is listed on the CSE under the symbol TRUL and trades on the OTCQX market under the symbol TCNNF. For more information, please visit Trulieve.com.

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Twitter: @Trulieve

Investor Contact

Christine Hersey, Executive Director of Investor Relations

+1 (424) 202-0210

Christine.Hersey@Trulieve.com

Media Contact

Rob Kremer, Executive Director of Corporate Communications

+1 (404) 218-3077

Robert.Kremer@Trulieve.com